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                                                                   EXHIBIT 4.11





                           LIBERTY MEDIA CORPORATION

                                      AND

                              THE BANK OF NEW YORK

                                    Trustee

                             ---------------------

                         FOURTH SUPPLEMENTAL INDENTURE

                            Dated February 10, 2000

                             ---------------------

                          Supplementing the Indenture

                            Dated as of July 7, 1999

                              --------------------

                 3 3/4% Senior Exchangeable Debentures Due 2030




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         FOURTH SUPPLEMENTAL INDENTURE, dated the 10th day of February, 2000, between LIBERTY MEDIA CORPORATION, a corporation existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 7, 1999 (the "Original Indenture" and, as supplemented to the date hereof, the "Indenture"), providing for the issuance by the Company from time to time of its senior debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities");

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fourth Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the "3 3/4% Senior Exchangeable Debentures due 2030" under the Original Indenture in an aggregate principal amount of up to $1,000,000,000 (the "Debentures");

         WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

         NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the

"3 3/4% Senior Exchangeable Debentures due 2030," and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Fourth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:





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                                  ARTICLE ONE

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION


         Section  101. Definitions.

         Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein, in which case such term shall have the meaning specified herein.

         "Additional Distribution" shall mean any distribution to Holders of the Debentures made pursuant to Section 206 as a result of a Reference Share Distribution.

         "Adjusted Principal Amount" shall mean, for each $1,000 Original Principal Amount of the Debentures, $1,000, minus any and all Extraordinary Additional Distributions and any Yield Adjustments made in respect to such Original Principal Amount of Debentures pursuant to Section 204.

         "Average Transaction Consideration" shall mean, with respect to a holder of one Reference Share in a Reference Share Offer, (a) the aggregate consideration actually paid or distributed in respect of all Reference Shares accepted in such Reference Share Offer, divided by (b) the total number of Reference Shares outstanding immediately prior to the expiration of the Reference Share Offer and entitled to participate in such Reference Share Offer.

         "Borrow Cost Period" shall mean the period beginning on May 15, 2000 and ending on February 15, 2004.

         "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday, on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

         "Closing Price" shall mean, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the New York Stock Exchange on that date or, if the security is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the security is so listed, or if the security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization. In the event that no such quotation is available for that day, the Board of Directors will be entitled to determine the Closing Price on the basis of those quotations that it in good faith considers appropriate, unless "Closing Price" is to be determined for purposes of valuing securities to be distributed pursuant to a Reference Share Distribution and such securities have an aggregate value in excess of $100,000,000, in which event the Closing Price will be determined by a nationally recognized investment banking or appraisal firm appointed by the Company for such purpose. With respect to options, warrants and other rights to purchase a security, the Closing Price shall be the value of the underlying



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security determined as aforesaid, minus the exercise price; and with respect to securities exchangeable for or convertible into a relevant security, the Closing Price shall be the Closing Price of the exchangeable or convertible security determined as aforesaid or, if it has no Closing Price, the fully converted value based upon the Closing Price of the underlying security determined as aforesaid. If an "ex-dividend" date for a security occurs during the period used in determining the security's Current Market Value or Exchange Market Value, the Closing Price of the security on any day prior to the "ex-dividend" date used in such determination shall be reduced by the amount of the dividend. For this purpose, the amount of a non-cash dividend will be equal to the amount of the dividend, as of the record date therefor, as determined by a nationally recognized investment banking firm retained by the Company for this purpose. To the extent that trading (regular way) of, or quotations for, any security as to which "Closing Price" is to be determined continues past
4:00 p.m., New York City time, on the applicable securities exchange, the National Market System or over-the-counter market, as the case may be, "Closing Price" shall be deemed to refer to the price or bid at the time that is then customary for determining the trading day's index levels for stocks traded on such securities exchange, the National Market System or over-the-counter market.

         "Common Equity Securities" shall mean any securities (i) that are common stock or participate without limitation in earnings and dividends in parity with common stock and (ii) that are Marketable Securities. For greater certainty, the term "Common Equity Securities" does not mean warrants, options or other rights to purchase, or securities exchangeable or convertible into, Common Equity Securities.

         "Company" shall mean the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Debentures.

         "Current Market Value" shall mean, with respect to any Reference Share, the average of the Closing Prices for such Reference Share over the 20 Trading Day period immediately prior to (but not including) the fifth Trading Day preceding the applicable Redemption Date (or, in the case of Section 204(b), Stated Maturity).

         "Debenture" shall mean $1,000 Original Principal Amount of the Debentures.

         "Debentures" shall mean the Company's 3 3/4% Senior Exchangeable Debentures due 2030.

         "Depository" shall have the meaning assigned to it in the Original Indenture.

         "Determination Agent" shall mean Salomon Smith Barney Inc. or any successor designated by the Company.

         "DTC" shall mean The Depository Trust Company.

         "Excess Borrow Cost" shall mean the determination by the Determination Agent that, for any Trading Day, (i) the weighted average rebate paid on cash collateral posted to borrow Reference Shares from the Determination Agent, as principal or agent, is less than 200 basis



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points below the Federal Funds Rate and (ii) the Determination Agent is not
able to effectively lend Reference Shares to beneficial owners of the Debentures for a rebate that is not less than 200 basis points below the Federal Funds Rate.

         "Excess Borrow Cost Period" shall mean each quarter ending February 15, May 15, August 15 or November 15, during the Borrow Cost Period, in which the Determination Agent determines that Excess Borrow Costs exist for 20 or more Trading Days in such quarter.

         "Excess Borrow Cost Redemption" shall mean the redemption of the Debentures pursuant to Section 208(d) following the occurrence of an Excess Borrow Cost Period.

         "Exchange Agent" shall mean any Person authorized by the Company to act as Exchange Agent under the Indenture. The Company initially authorizes the Trustee to act as Exchange Agent for the Debentures on its behalf. The Company may at any time and from time to time authorize one or more Persons (including the Company) to act as Exchange Agent in addition to or in place of the Trustee with respect to the Debentures.

         "Exchange Date" shall mean, with respect to any Notice of Exchange, the date on which the Notice of Exchange and all documents, instruments and payments required to be tendered in connection with the related exchange have been received by the Exchange Agent.

         "Exchange Market Value" shall mean, for each Reference Share attributable to the Debentures at the date of determination, (a) in the case of a Notice of Exchange delivered to the Exchange Agent prior to February 15, 2001, the Closing Price for such Reference Share on the twentieth Trading Day following the Exchange Date (unless more than $1,000,000 aggregate Original Principal Amount of Debentures have been validly tendered for exchange on such date, in which case Exchange Market Value shall mean the average of the Closing Prices for such Reference Share over the five Trading Day period ending on the twentieth Trading Day immediately following the Exchange Date); and (b) in the case of a Notice of Exchange delivered to the Exchange Agent on or after February 15, 2001, the Closing Price for such Reference Share on the Trading Day following the Exchange Date (unless more than $1,000,000 aggregate Original Principal Amount of Debentures have been validly tendered for exchange on such date, in which case the Exchange Market Value shall mean the average of the Closing Prices for such Reference Share over the five Trading Day period immediately following the Exchange Date). The aggregate Exchange Market Value of the Reference Shares attributable to any Debenture for which a Notice of Exchange is delivered to the Trustee shall equal the sum of the Exchange Market Values of the Reference Shares attributable to such Debenture.

         "Extraordinary Additional Distribution" shall mean any Additional Distribution other than a Regular Additional Distribution, whether of cash or property; provided that in the event of a Reference Share Offer, the amount of the Extraordinary Additional Distribution on each Debenture in respect of such Reference Share Offer shall equal the portion of the Average Transaction Consideration deemed to be received on the Reference Shares of the class or series subject to the Reference Share Offer attributable to such Debenture (immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer) other than the portion of the Average Transaction Consideration that consists of Common Equity



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Securities, which themselves become part of the Reference Shares as a result of the Reference Share Offer Adjustment.

         "Extraordinary Distribution" shall mean any Reference Share Distribution other than a Regular Cash Dividend.

         "Federal Funds Rate," for any date of determination, shall mean:

         (1) the rate on the applicable date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"); or

         (2) if the rate referred to in clause (1) does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the applicable date, the rate on the applicable date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate;" or

         (3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the applicable date, the rate on the applicable date calculated by the determination agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, selected by the Determination Agent before 9:00 A.M., New York City time, on the Trading Day immediately following the applicable date; or

         (4) if the brokers selected by the Determination Agent are not quoting as mentioned in clause (3), the rate in effect on the most recent preceding date for which a rate may be determined in accordance with the foregoing.

         "Final Period Distribution" shall mean, for each Debenture, (a) all Regular Cash Dividends on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares and (b) all Extraordinary Distributions on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares, but only to the extent that the value of such Extraordinary Distributions (determined in accordance with Section 206(d) or (e)) exceeds the Adjusted Principal Amount of such Debenture.

         "H.15 Daily Update" shall mean the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         "H.15(519)" shall mean the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.




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         "Initial Purchaser" shall mean Salomon Smith Barney Inc.

         "Interest Payment Date" shall have the meaning assigned to it in
Section 205.

         "Maturity Repayment Amount" shall have the meaning assigned to it in the form of Debenture attached hereto as Exhibit A.

         "Notice of Exchange" shall mean the notice of exchange given to the Exchange Agent by a Holder of its request to exchange Debentures pursuant to
Section 209(c).

         "Optional Redemption" shall mean any redemption of the Debentures, in whole or in part, at the option of the Company pursuant to Section 208(a).

         "Original Principal Amount" shall mean the face value of $1,000 principal amount per Debenture.

         "Permanent Regulation S Debenture" shall have the meaning assigned to it in Section 213(c).

         "Premium Adjustment" shall mean the factor by which the Exchange Market Value or the Current Market Value of the Reference Shares attributable to a Debenture, as the case may be, is to be multiplied pursuant to Section 218(a). The initial Premium Adjustment shall equal a factor of 1.00625, and each additional Premium Adjustment shall increase such factor by an additional
 .00625. For greater certainty, and by way of example, two Premium Adjustments would require the Exchange Market Value or the Current Market Value of the Reference Shares attributable to a Debenture, as the case may be, to be multiplied by a factor of 1.0125.

         "Reference Company" shall mean Sprint Corporation, for so long as any Reference Shares are Sprint PCS Stock, and any other issuer of a Reference Share.

         "Reference Share" shall initially mean one share of Sprint PCS Stock; and after the date hereof shall mean and include each share or fraction of a share of Common Equity Securities received by a holder of a Reference Share in respect of that Reference Share, and, to the extent the Reference Share remains outstanding after any of the following events but without duplication, including the Reference Share outstanding immediately prior thereto, in each case directly or as the result of successive applications of this paragraph upon any of the following events: (i) a distribution on or in respect of a Reference Share, made in Reference Shares; (ii) the combination of a Reference Share into a smaller number of shares or other units; (iii) the subdivision of outstanding shares or other units of a Reference Share; (iv) the conversion or reclassification of Reference Shares by issuance or exchange of other Common Equity Securities; (v) any Common Equity Securities issued for a Reference Share in any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (referred to herein as a "Reference Company Successor"), with or into another entity (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a merger or consolidation in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the



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Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares); (vi) any Common Equity Securities issued in exchange for a Reference Share in any statutory exchange of securities of a Reference Company or any Reference Company Successor with another corporation (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a statutory exchange of securities in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the statutory exchange are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of Reference Shares); (vii) any Common Equity Securities issued with respect to a Reference Share in connection with any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor; and (viii) any Common Equity Securities received in exchange for a Reference Share as part of the Average Transaction Consideration deemed received in any Reference Share Offer. For purposes of this definition, (I) a conversion or redemption by Sprint Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation shall be deemed a consolidation or merger; and (II) a redemption by Sprint Corporation pursuant to Article Sixth, Section 7.2 of its Articles of Incorporation of all of the outstanding shares of Sprint PCS Stock in exchange for common stock of one or more wholly-owned subsidiaries that collectively hold all of the assets and liabilities attributed to its PCS Group shall be deemed a statutory exchange of shares of Sprint PCS Stock for shares of common stock of the relevant subsidiary or subsidiaries; provided, however, that if there is an election given to holders of Sprint PCS Stock in connection with any such conversion or redemption, the transaction shall be deemed a Reference Share Offer.

         "Reference Share Distribution" shall mean any dividend or distribution on or in respect of the Reference Shares, including payments and distributions in connection with (i) the consolidation or merger of a Reference Company or Reference Company Successor, a statutory exchange of securities of a Reference Company or Reference Company Successor or a liquidation or dissolution of a Reference Company or Reference Company Successor or (ii) any Reference Share Offer, but shall not include any dividend or distribution made in the form of additional Reference Shares.

         "Reference Shares Eligibility Date" shall mean the later of (i) February 15, 2002, and (ii) the date on which an Officers' Certificate is delivered to the Trustee which certifies that the Company and the Trust, taken together, no longer have a direct or indirect ownership interest of 10% or more of the outstanding shares of any class or series of Reference Shares that are equity securities registered under the Securities Exchange Act, assuming the exercise and conversion by the Company and the Trust (but not by any other holder) of all securities that are convertible into, or exchangeable or exercisable for, shares or such class or series (but without regard to any restriction or limitation on the conversion, exchange or exercise thereof). The Company shall issue a press release announcing the Reference Shares Eligibility Date, and provide it to DTC for dissemination through the DTC broadcast facility.

         "Reference Share Offer" shall mean any tender offer or exchange offer made for 30% or more of the outstanding shares of a class or series of Reference Shares of a Reference Company or any consolidation, merger or statutory exchange involving a class or series of Reference Shares of a Reference Company in which an election is given to holders of such Reference






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Shares as to the consideration to be received in the transaction. A "Reference
Share Offer" shall include a conversion or redemption by Sprint Corporation of less than all shares of Sprint PCS stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation or any conversion or redemption by Sprint Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth,
Section 7.1 or Section 7.2 of its Articles of Incorporation in which a holder of Sprint PCS Stock is given an election as to the consideration that he or she may receive.

         "Reference Share Offer Adjustment" shall mean (a) an adjustment to the Reference Shares attributable to each Debenture to include the portion of the Average Transaction Consideration received in a Reference Share Offer that consists of Reference Shares, and (b) a reduction in the number of Reference Shares attributable to each Debenture prior to such Reference Share Offer by the Reference Share Proportionate Reduction.

         "Reference Share Proportionate Reduction" shall mean a proportionate reduction in the number of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to each Debenture, calculated in accordance with the following formula:

                                         X
                                    R = ---
                                         N

where:

         R = the fraction by which the number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer and attributable to each Debenture will be reduced;

         X = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer accepted in the Reference Share Offer; and

         N = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

         "Registration Default" shall mean either (a) the Shelf Registration Statement is not filed with the Securities and Exchange Commission on or prior to the 90th calendar day following the date of original issuance of the Debentures or (b) such Shelf Registration Statement has not been declared effective on or prior to the 180th calendar day following the date of original issuance of the Debentures.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 10, 2000, among the Company and the Initial Purchaser.

         "Registration Suspension" shall mean any period of more than an aggregate of 30 calendar days in any consecutive twelve-month period, occurring after the Shelf Registration Statement has been declared effective, during which such Shelf Registration Statement is not usable as contemplated by the Registration Rights Agreement.




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         "Regular Additional Distribution" shall mean any Additional
Distribution as a result of a Reference Share Distribution that consists of a Regular Cash Dividend.

         "Regular Cash Dividend" shall mean any cash dividend declared by a Reference Company on its Reference Shares in accordance with the Reference Company's publicly announced regular common equity dividend policy.

         "Regulation S" shall mean Regulation S under the Securities Act.

         "Restricted Period" shall have the meaning assigned to it in Section
207.

         "Rule 144A" shall mean Rule 144A under the Securities Act, as such rule may be amended from time to time.

         "Rule 144A Debentures" shall have the meaning assigned to it in
Section 215.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended.

         "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "Share Event" shall mean that the Trustee shall have received an Officers' Certificate which states that the Trust no longer holds the entire pecuniary interest in an amount of Sprint PCS Stock or securities convertible or exercisable therefor, or in Reference Shares received by the trustee of the Trust for such securities, free and clear of any rights or other claims of others, including rights or claims relating to the market value of such securities, that are equal to or greater than the aggregate amount of Reference Shares attributable to all Debentures then outstanding; provided, however, that a Share Event shall not be deemed to have occurred if the Trust no longer holds the prescribed securities by reason of its transfer of such securities to or upon the order of the Company.

         "Share Event Redemption" shall mean the redemption of the Debentures pursuant to Section 208(c) following the occurrence of a Share Event.

         "Shelf Registration Statement" shall mean the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

         "Special Payment Adjustment" shall mean each special interest payment on a Debenture in an amount equal to 0.625% of the Original Principal Amount of each Debenture.

         "Sprint Corporation" shall mean Sprint Corporation, a Kansas corporation.

         "Sprint PCS Stock" shall mean the Sprint Corporation PCS common stock-Series 1, par value $1.00 per share.

         "Tax Event" shall mean that the Trustee shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of (a) any amendment to, clarification of, or change in the laws, or any regulations thereunder, of




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the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any announcement of proposed procedures or regulations, in each case, on or after February 3, 2000 (a "change in tax law"), there is the creation by such change in tax law of a substantial risk that, pursuant to Section 263(g) of the Internal Revenue Code, the Company will not be able to deduct all of the interest (including original issue discount) paid or accrued with respect to the Debentures in calculating its U.S. federal income tax liability.

         "Tax Event Redemption" shall mean the redemption of the Debentures pursuant to Section 208(b) following the occurrence of a Tax Event.

         "Temporary Regulation S Debenture" shall have the meaning assigned to it in Section 213(c).

         "Trading Day" shall mean (i) where the Closing Price of a security is to be determined, a day on which the security (a) is not suspended from trading or quotation at the close of business on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security and (b) has traded or been quoted at least once on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security and (ii), for any other purpose under this Fourth Supplemental Indenture, any day on which the Nasdaq National Market and the New York Stock Exchange are open for the transaction of business.

         "Trust" shall mean the Liberty PCS Trust created by that certain trust agreement, entered into as of March 9, 1999, between TCI Wireless Holdings, Inc., as grantor, and M. LaVoy Robison, as trustee, as the same may be amended from time to time.

         "Yield Adjustment" shall mean any adjustment required to be made to the Adjusted Principal Amount on any Interest Payment Date following any Extraordinary Additional Distribution (except for the Interest Payment Date immediately following such Extraordinary Additional Distribution) so that the interest payment on such Interest Payment Date does not represent an annualized yield in excess of 3 3/4% on the Adjusted Principal Amount (exclusive of any Special Payment Adjustment) of the Debentures during the semi-annual period immediately preceding such Interest Payment Date.

         Section 102.  Section References.

         Each reference to a particular section set forth in this Fourth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

         Section 103.  Conflict with Original Indenture.

         To the extent that any of the terms set forth in this Fourth Supplemental Indenture or the certificates representing the Debentures shall conflict with any of the terms of the Original Indenture, the terms of this Fourth Supplemental Indenture and the certificates representing the Debentures shall be controlling with respect to the Debentures.





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                                  ARTICLE TWO

                       TITLE AND TERMS OF THE SECURITIES


         Section  201. Title of the Securities.

         The title of the Securities of the series established hereby is the

"3 3/4% Senior Exchangeable Debentures due 2030".

         Section  202. Amount and Denominations.

         The aggregate Original Principal Amount of the Debentures which may be authenticated and delivered under the Indenture is initially limited to $1,000,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 904 or 1107 of the Original Indenture; provided, however, that the series of Securities established hereby may be reopened, without the consent of the Holders of Outstanding Debentures, for issuance of additional Debentures.

         Section  203. Registered Securities.

         The certificates for the Debentures shall be Registered Securities and shall be in substantially the forms attached hereto as Exhibits A-1, A-2 or A-3, and shall bear the legends as are inscribed thereon.

         Section 204. Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount.

         (a) The Stated Maturity of the principal of the Debentures shall be February 15, 2030.

         (b) Not less than 30 Business Days prior to the Stated Maturity of the principal of the Debentures, the Company shall issue a press release and provide it to DTC for dissemination through the DTC broadcast facility, as to whether or not the Company will deliver, or cause to be delivered, Reference Shares in exchange for any Debentures submitted for exchange, in accordance with Section 209, from the date of such notice through 5:00 p.m., New York City time, on the Trading Day next preceding such Stated Maturity. If Reference Shares are to be delivered in connection with any such exchange, Debentures validly exchanged during that period, in accordance with Section 209, will be exchanged for the Reference Shares attributable to such Debentures, and the Company shall pay at Stated Maturity to Holders that do not exchange their Debentures an amount, in cash, determined in the same manner as the Redemption Price is determined in Section 208(a)(ii) (substituting the term "Stated Maturity" for "Redemption Date" therein), in full payment for such Debentures. If Reference Shares are not to be delivered in connection with any such exchange, the exchange right set forth in Section 209 will terminate as of the 30th Business Day prior to the Stated Maturity of the principal of the Debentures and the Company shall pay at Stated Maturity to Holders of Debentures an amount, in cash, determined in the same manner as the Redemption Price is determined in Section 208(a)(i)(B) (substituting the term "Stated Maturity" for "Redemption Date" therein), in full payment for such Debentures. Any notice by the Company as to whether or not it will deliver Reference Shares in exchange for Debentures pursuant to this Section 204(b) shall be irrevocable.

         (c) The principal amount of each Debenture shall initially equal the Original Principal Amount. Thereafter, the principal amount of each Debenture, as of any date of determination, shall equal the Adjusted Principal Amount. In calculating the Adjusted Principal Amount, (i) the value of any Extraordinary Additional Distribution shall be subtracted as of the date it is distributed to holders of the Debentures, and (ii) the amount of each Yield Adjustment shall be subtracted on the Interest Payment Date to which such Yield Adjustment relates. In no event will the Adjusted Principal Amount be less than zero. The Company shall issue a press release upon the occurrence of each reduction to the Adjusted Principal Amount, and provide it to DTC for dissemination through the DTC broadcast facility.

         (d) At least five Business Days prior to the Stated Maturity of the principal of Debentures, the Company shall deliver an Officers' Certificate to the Trustee which: (i) sets forth the amount to be paid in accordance with
Section 204(b) at such Stated Maturity for each Debenture and for all Debentures then Outstanding, (ii) sets forth a reasonably detailed calculation of such amounts, and (iii) directs the Trustee to adjust its records accordingly and to request the Depository to adjust its records accordingly. At or prior to 10:00 a.m., New York City time, on the date of Stated Maturity of the principal of the Debentures, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Original Indenture) an amount in cash sufficient to pay, in accordance with Section 204(b), the amount due on all Debentures that are Outstanding at 5:00 p.m., New York City time, on the date of such Stated Maturity.

         (e) In the event of an acceleration of maturity of the Debentures pursuant to Section 502 of the Original Indenture, there shall become immediately due and payable an amount equal to the sum of (1) the greater of
(a) the Adjusted Principal Amount of the Debentures then Outstanding and (b) the Current Market Value of the Reference Shares attributable to the Debentures, (2) any accrued and unpaid interest on the Debentures, (3) the amount of any payment required to made pursuant to Section 218 in respect of any Special Payment Adjustment and (4), subject to Section 211, any Final Period Distribution on the Debentures, determined as if (i) in the case of an Event of Default specified in clause (8) or (9) of Section 501 of the Original Indenture (as supplemented by Section 217(c) hereof), the date of such Event of Default were the Stated Maturity of the principal of the Debentures and (ii) in the case of any other Event of Default, the date of declaration of acceleration were the Stated Maturity of the principal of the Debentures.

         Section  205. Interest.

         (a) The Debentures shall bear interest from February 10, 2000 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing August 15, 2000, to the Persons in whose names the Debentures (or one or more Predecessor Securities) are registered at the close of business on the February 1 or August 1 immediately preceding such Interest Payment Date. Calculations of interest on each Debenture shall be based on the Original Principal Amount, without regard to changes in the Adjusted Principal Amount. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable on the Debentures on the initial Interest Payment Date shall be computed on the basis of six 30-day months and an additional five days.

         (b) Interest on the Debentures will accrue at the rate of 3 3/4% per annum until the principal thereof is paid or made available for payment; provided, however, that such interest rate shall be subject to increase as follows:

                  (i) the interest rate shall be increased ("Additional Interest") by one quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default or Registration Suspension, which rate will increase by one quarter of one percent (0.25%) at the beginning of each 90-day period (or portion thereof) that such Additional Interest continues to accrue under any such circumstance, provided that the maximum amount of Additional Interest will in no event exceed one percent (1%) per annum. Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease;

                  (ii) accrual of Additional Interest will cease and the interest rate will revert to the original rate, in the case of a Registration Default, upon the earlier to occur of (A) the cure of all Registration Defaults or (B) the date on which the Debentures are saleable pursuant to Rule 144(k) under the Securities Act or any successor provision; and in the case of a Registration Suspension, upon the Shelf Registration Statement once again becoming usable as contemplated under the Registration Rights Agreement;

                  (iii) Additional Interest shall accrue from and including the day following the applicable Event Date (as defined below), and shall be computed based on the actual number of days elapsed in each 90-day period; and

                  (iv) the Company shall deliver to the Trustee an Officers' Certificate within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date").

         (c) At least five Business Days prior to each Interest Payment Date, the Company shall deliver an Officers' Certificate to the Trustee setting forth: (i) the amount of interest per Debenture due for that interest period,
(ii) the amount of any payment required to be made under Section 206(b) in respect of any Regular Cash Dividends, (iii) the amount of any payment required to be made pursuant to Section 218 in respect of any Special Payment Adjustment and (iv) the total payment due for that period on all Debentures outstanding.

         Section  206. Additional Distributions.

         (a) The Company shall distribute, or cause to be distributed, as an Additional Distribution to all Holders of Debentures, any Reference Share Distribution received by holders of Reference Shares, or the cash value thereof, in accordance with this Section 206.

         (b) In the case of any Regular Cash Dividend, the Company shall pay, to the Holder of each Debenture, as a Regular Additional Distribution, the amount of cash received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Regular Cash Dividend. Such payment shall be made by the Company on the next Interest Payment Date to Holders of Debentures as of 5:00 p.m., New York City time, on the Regular Record Date for such Interest Payment Date.

         (c) In the case of any Extraordinary Dividend, the Company shall deliver, to the Holder of each Debenture, as an Extraordinary Additional Distribution, all dividends and distributions, or the fair market value thereof (determined in accordance with Section 206(d) or (e)), received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Extraordinary Dividend. Any distribution pursuant to this subsection (c) shall be made by the Company to Holders of Debentures as of a special record date which shall be the 10th Business Day after the date of the payment of the Extraordinary Distribution by the applicable Reference Company, and shall be distributed to such Holders on the 10th Business Day following such special record date.

         (d) If an Extraordinary Distribution consists of securities or units that are Marketable Securities (other than securities which are, or become, Reference Shares), such securities or units will be distributed by the Company to Holders of the Debentures in accordance with Section 206(c); provided, that the Company shall not distribute fractional securities or units. In lieu of fractional securities or units, the Company shall pay the Holders of Debentures an amount in cash equal to the Closing Price, as of the special record date, of the security or unit to be distributed multiplied by such fractional interest. For purposes of determining the existence of fractional interests, all Debentures held by a Holder shall be considered together (no matter how many separate certificates such Holder may have). In the event the Company is unable to distribute any securities or units as part of an Extraordinary Additional Distribution because any necessary qualifications or registrations of such securities or units under applicable state or federal securities laws cannot be obtained on a timely basis, the Company may instead deliver, in lieu of such securities or units, cash based on the average of the Closing Prices of such securities or units over the five Trading Days ending on the Trading Day next preceding the distribution by the Company of such Extraordinary Additional Distribution.

         (e) If an Extraordinary Distribution consists of cash, assets or property other than securities or units that are Marketable Securities, the Company shall pay to Holders of the Debentures an amount of cash equal to the fair market value thereof; such fair market value to be determined as of the date such Extraordinary Distribution is made or paid to holders of the applicable Reference Shares. Such fair market value shall be equal to the amount determined in good faith by the Board of Directors, unless the Board of Directors determines in good faith that there is a substantial likelihood that the aggregate fair market value will be in excess of $100,000,000, in which case such fair market value shall be determined by a nationally recognized investment banking or appraisal firm retained by the Company for this purpose. The fair market value so determined shall be set forth in a Board Resolution or, in the case of a determination by an investment banking or appraisal firm, an Officers' Certificate.

         (f) At least five Business Days prior to the payment or delivery of an Extraordinary Additional Distribution by the Company pursuant to Section 206(c), the Company shall deliver to the Trustee a Board Resolution setting a special record date for such Extraordinary Additional Distribution and an Officers' Certificate setting forth: (i) the exact amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to each Debenture, and
(ii) the total amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date. If any distribution relates to any assets or other property that is not publicly traded, then at least five Business Days prior to such distribution, the Company shall deliver to the
Trustee: (i) a Board Resolution establishing the fair market value of the assets or other property, unless such fair market value is determined by a nationally recognized investment banking or appraisal firm, in which case the Company shall deliver to the Trustee the report of such firm and (ii) an Officers' Certificate setting forth (a) the exact amount of cash to be distributed on or with respect to the Reference Shares attributable to each Debenture and (b) the total amount of cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date in respect of any assets or other property that is not publicly traded. The Trustee is only responsible for distributing Marketable Securities in the form of global book entry securities that are DTC eligible. At or prior to 10:00 a.m., New York City time, on the date an Extraordinary Additional Distribution is to be made pursuant to Section 206(c), the Company shall (i) in the case of an Extraordinary Additional Distribution consisting of cash, deposit with the Trustee or with a Paying Agent an amount of cash equal to the Extraordinary Additional Distribution to be paid on such date and (ii) in the case of an Extraordinary Additional Distribution consisting of Marketable Securities, transfer by book-entry to the account of the Trustee or a Paying Agent at DTC (or any successor Depository) the amount of Marketable Securities to be distributed in such Extraordinary Additional Distribution on such date. The Company shall act as its own Paying Agent for any Marketable Securities to be delivered other than through book-entry. The Company shall issue a press release setting forth the amount and composition, per Debenture, of any Extraordinary Additional Distribution, and shall deliver such press release to DTC for dissemination through the DTC broadcast facility.

         Section  207. Registration, Transfer and Exchange.

         The principal of and interest on the Debentures shall be payable and the Debentures may be surrendered or presented for payment, the Debentures may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, State of New York from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that at the option of the Company payment of interest on the Debentures may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register; and provided, further, that (subject to Section 1002 of the Original Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations. Notwithstanding the foregoing, a Holder of $10 million or more in aggregate Original Principal Amount of Debentures on a Regular Record Date shall be entitled to receive interest payments on the next succeeding Interest Payment Date, other than an Interest

Payment Date that is also the date of Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable Interest Payment Date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

         (a) Rule 144A Debenture to Temporary Regulation S Debenture. Prior to the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S) (the "Restricted Period"), if a holder of a beneficial interest in a Rule 144A Debenture deposited with the Depository wishes at any time to exchange all or a portion of its interest in such Rule 144A Debenture for an interest in the Temporary Regulation S Debenture, or to transfer all or a portion of its interest in such Rule 144A Debenture to a Person who wishes to take delivery thereof in the form of an interest in such Temporary Regulation S Debenture, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Temporary Regulation S Debenture. Upon receipt by the Trustee, as transfer agent, at its principal corporate trust office in The City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Temporary Regulation S Debenture in an amount equal to the beneficial interest in the Rule 144A Debenture to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit B hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Debenture by the aggregate principal amount of the beneficial interest in such Rule 144A Debenture to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Temporary Regulation S Debenture by the aggregate principal amount of the beneficial interest in such Rule 144A Debenture to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Temporary Regulation S Debenture equal to the reduction in the principal amount of such Rule 144A Debenture.

         (b) Rule 144A Debenture to Permanent Regulation S Debenture. After the expiration of the Restricted Period, if a holder of a beneficial interest in the Rule 144A Debenture deposited with the Depository wishes at any time to exchange all or a portion of its interest in such Rule 144A Debenture for an interest in the Permanent Regulation S Debenture, or to transfer all or a portion of its interest in such Rule 144A Debenture to a Person who wishes to take delivery thereof in the form of an interest in such Permanent Regulation S Debenture, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Permanent Regulation S Debenture. Upon receipt by the Trustee, as transfer agent, at its principal corporate trust office in The City of New York of (1) instructions given in accordance with the Depository's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Permanent Regulation S Debenture in an amount equal to the beneficial interest in the Rule 144A Debenture to be exchanged or transferred,
(2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and (3) a certificate substantially in the form of Exhibit C hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Debenture by the aggregate principal amount of the beneficial interest in such Rule 144A Debenture to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Permanent Regulation S Debenture by the aggregate principal amount of the beneficial interest in such Rule 144A Debenture to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in such Permanent Regulation S Debenture equal to the reduction in the principal amount of such Rule 144A Debenture.

         (c) Regulation S Security to Rule 144A Debenture. If a holder of a beneficial interest in the Temporary Regulation S Debenture or the Permanent Regulation S Debenture which is deposited with the Depository wishes at any time to exchange its interest for an interest in the Rule 144A Debenture, or to transfer its interest in such Temporary Regulation S Debenture or Permanent Regulation S Debenture to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Debenture, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depository, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Debenture. Upon receipt by the Trustee, as transfer agent, at its principal corporate trust office in The City of New York of (1) instructions from Euroclear or Cedel or the Depository, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Debenture in an amount equal to the beneficial interest in the Temporary Regulation S Debenture or the Permanent Regulation S Debenture to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depository to be credited with such increase, and (2) with respect to an exchange or transfer of an interest in the Temporary Regulation S Debenture (but not the Permanent Regulation S Debenture) for an interest in the Rule 144A Debenture, a certificate substantially in the form of Exhibit D hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Temporary Regulation S Debenture or such Permanent Regulation S Debenture, as the case may be, by the aggregate principal amount of the beneficial interest in such Temporary Regulation S Debenture or such Permanent Regulation S Debenture to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Debenture by the aggregate principal amount of the beneficial interest in such Permanent Regulation S Debenture or such Temporary Regulation S Debenture, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Debenture equal to the reduction in the principal amount of such Permanent Regulation S Debenture or such Temporary Regulation S Debenture, as the case may be.

         (d) Temporary Regulation S Debenture to Permanent Regulation S Debenture. After the expiration of the Restricted Period, interests in a Temporary Regulation S Debenture as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit E hereto to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit F hereto from the holder of a beneficial interest in such Temporary Regulation S Debenture, will be exchanged, on and after the Restricted Period, for interests in the Permanent Regulation S Debenture. The Trustee shall effect such exchange by delivering to the Depository for credit to the respective accounts of the holders of Debentures represented by a beneficial interest in the Temporary Regulation S Global Debenture, a duly executed and authenticated Permanent Regulation S Debenture, representing the principal amount of interests in the Temporary Regulation S Debenture initially exchanged for interests in the Permanent Regulation S Debenture. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by the Company and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Fourth Supplemental Indenture and the Temporary Regulation S Debenture. Upon any exchange of interests in a Temporary Regulation S Debenture for interests in a Permanent Regulation S Debenture, the Trustee shall endorse the Temporary Regulation S Debenture to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Regulation S Debenture to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Debenture, and the Debentures evidenced thereby, shall in all respects be entitled to the same benefits under the Indenture as the Permanent Regulation S Debenture and the Rule 144A Debenture authenticated and delivered hereunder.

         Section 208. Redemption of the Debentures.

         (a) Optional Redemption. The Debentures will be redeemable at the option of the Company, in whole or in part (provided that immediately after any partial redemption at least $100,000,000 Original Principal Amount of Debentures would remain outstanding) at any time or from time to time after February 15, 2004, on at least 30 Business Days (but not more than 60 days) prior notice to Holders of the Debentures. In the notice of redemption, the Company shall specify its irrevocable election of one of the following options:

                  (i) to terminate Holders' right to exchange, in accordance with Section 209, Debentures called for redemption (but not affecting the exchange rights of Holders of any Debentures not called for redemption), in which case (A) no further exchange of such Debentures called for redemption pursuant to Section 209 will be permitted on or after the 30th Business Day preceding the Redemption Date and (B) on the Redemption Date, the Company shall pay Holders, for each Debenture to be redeemed, a Redemption Price, in cash, equal to the sum of (1) the greater of (a) the Adjusted Principal Amount of such Debenture as of the Redemption Date and (b) 100% of the Current Market Value of the Reference Shares attributable to such Debenture, subject to adjustment pursuant to Section 218 in respect of any Premium Adjustments, (2) any accrued and unpaid interest on such Debenture to the Redemption Date,
         (3) the amount of any payment required to made pursuant to

         Section 218 in respect of any Special Payment Adjustment and (4), subject to Section 211, any Final Period Distribution on such Debenture; or

                  (ii) to exchange Debentures surrendered at the option of Holders in accordance with Section 209, for Reference Shares until 5:00 p.m., New York City time, on the Trading Day next preceding the Redemption Date, in which case on the Redemption Date the Company shall pay Holders who do not elect to exchange Debentures for Reference Shares in accordance with Section 209(c), for each Debenture to be redeemed, a Redemption Price, in cash, equal to the sum of (1) the Adjusted Principal Amount of such Debenture at the Redemption Date, (2) any accrued and unpaid interest on such Debenture to the Redemption Date, (3) the amount of any payment required to made pursuant to Section 218 in respect of any Special Payment Adjustment and (4), subject to Section 211, any Final Period Distribution on such Debenture.

         (b) Tax Event Redemption. If at any time on or prior to May 15, 2000, a Tax Event shall have occurred, the Company shall have the right, exercisable by giving notice of such redemption to the Trustee within 180 days after the Tax Event, to give notice to Holders of the Debentures of a Tax Event Redemption, which shall occur not less than twenty-five (25) Business Days following the giving of such notice. Any Tax Event Redemption must apply to all Outstanding Debentures. On the Redemption Date specified in the notice of redemption to Holders of the Debentures, the Company shall pay Holders for each Debenture a Redemption Price, in cash, equal to the sum of (1) the greater of
(A) 102% of the Adjusted Principal Amount of such Debenture and (B) 100% of the Current Market Value of the Reference Shares attributable to such Debenture, subject to adjustment pursuant to Section 218 in respect of any Premium Adjustments, (2) any accrued and unpaid interest to the Redemption Date, (3) the amount of any payment required to made pursuant to Section 218 in respect of any Special Payment Adjustment and (4), subject to Section 211, any Final Period Distribution on such Debenture. The Holders' right to exchange Debentures pursuant to Section 209 shall terminate on the later of the date notice of a Tax Event Redemption is given or the 25th Business Day prior to the Redemption Date.

         (c) Share Event Redemption. If at any time on or prior to February 15, 2004, a Share Event shall have occurred, the Company shall have the right, exercisable by giving notice of such redemption to the Trustee within five Business Days after the Share Event, to redeem the Debentures, in whole but not in part, on not less than twenty-five (25) Business Days (but not more than 60 days) notice to Holders of the Debentures. On the Redemption Date specified in the notice of redemption, the Company shall pay Holders for each Debenture a Redemption Price, in cash, equal to the sum of (1) the greater of
(A) the Adjusted Principal Amount of such Debenture as of the Redemption Date and (B) the sum of 100% of the Current Market Value of the Reference Shares attributable to such Debenture, subject to adjustment pursuant to Section 218 in respect of any Premium Adjustments, and $115.04, (2) the remaining scheduled semi-annual interest payments on such Debenture through and including February 15, 2004, (3) the amount of any payment required to made pursuant to Section 218 in respect of any Special Payment Adjustment and (4), subject to Section 211, any Final Period Distribution on such Debenture. The Holders' right to exchange Debentures pursuant to Section 209 shall terminate on the later of the date notice of a Share Event Redemption is given or the 25th Business Day prior to the Redemption Date.

         (d) Excess Borrow Cost Redemption. If at any time on or prior to February 15, 2004, an Excess Borrow Cost Period shall have occurred, the Company shall have the right, exercisable by giving notice of such redemption to the Trustee within 180 days after the occurrence of the Excess Borrow Cost Period, to redeem the Debentures, in whole but not in part, on not less than twenty-five (25) Business Days (but not more than 60 days) notice to Holders of the Debentures. On the Redemption Date specified in the notice of redemption, the Company shall pay Holders for each Debenture a Redemption Price, in cash, equal to the sum of (1) the greater of (A) 102% of the Adjusted Principal Amount of such Debenture as of the Redemption Date and (B) the sum of 100% of the Current Market Value of the Reference Shares attributable to such Debenture, subject to adjustment pursuant to Section 218 in respect of any Premium Adjustments, (2) any accrued but unpaid interest to the Redemption Date, (3) the amount of any payment required to made pursuant to Section 218 in respect of any Special Payment Adjustment and (4), subject to Section 211, any Final Period Distribution on such Debenture. The Holders' right to exchange Debentures pursuant to Section 209 shall terminate on the later of the date notice of a Excess Borrow Cost Redemption is given or the 25th Business Day prior to the Redemption Date.

         (e) Notices. In case of any redemption, the Company shall deliver an Officers' Certificate to the Trustee not less than five Business Days prior to the Redemption Date which sets forth (i) the Redemption Price to be paid for each Debenture called for redemption on such Redemption Date and (ii) the aggregate amount payable for all Debentures called for redemption on such Redemption Date.

         (f) Interest Accrual to Cease. Once notice of redemption has been given and funds are irrevocably deposited with the Trustee, interest on the Debentures will cease to accrue on and after the Redemption Date and all rights of the Holders of the Debentures called for redemption will cease, except for the right of Holders to receive the Redemption Price (but without interest on such Redemption Price) and any right to receive payment pursuant to Section 211.

         (g) Payment Failure. In the event that the Company fails to pay any amount due on redemption of the Debentures on a Redemption Date, interest on the Debentures called for redemption shall continue to accrue at an annual rate of 3 3/4% of the Original Principal Amount thereof from the date originally set for redemption to the actual date of payment, and such actual date of payment shall be deemed to be the Redemption Date for purposes of calculating the amount to be paid to the Holders of Debentures on redemption, except that the amount of the Final Period Distribution shall be determined as of the date originally set for redemption.

         (h) Company Notice. Section 1002 of the Original Indenture is hereby deleted, solely with respect to the Debentures, and in lieu thereof the following shall be applicable to the Debentures:

                  "The election of the Company to optionally redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In the case of any optional redemption by the Company that involves less than all of the Debentures, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be acceptable to the Trustee), notify the Trustee of such Redemption Date and of the Original Principal Amount of Debentures to be redeemed."

         Section  209. Exchange of the Debentures.

         (a) Each Debenture will be exchangeable at the option of the Holder at any time (except as otherwise provided in subsection (f) below) for the Exchange Market Value of the Reference Shares attributable to that Debenture. The number of Reference Shares attributable to each Debenture shall be 16.7764, subject to adjustment as a result of any Reference Share Proportionate Reduction, any Premium Adjustment, or any other adjustment contemplated by the definition of "Reference Shares."

         (b) The Company shall pay 100% of the Exchange Market Value, subject to adjustment pursuant to Section 218 hereof in respect of any Premium Adjustments, of the Reference Shares attributable to each Debenture, only in cash, for all exchanges made on or before the Reference Shares Eligibility Date. From and after the Reference Shares Eligibility Date, the Company may, at its option, (i) pay 100% of the Exchange Market Value of the Reference Shares attributable to each Debenture, subject to adjustment pursuant to Section 218 in respect of any Premium Adjustments, in cash; (ii) deliver the Reference Shares attributable to such Debenture in payment of such Exchange Market Value; or (iii) deliver a combination of Reference Shares and cash. Such payment or delivery will be made as promptly as practicable, but in any event within ten Trading Days after the date of determination of the Exchange Market Value. The Company shall notify the Exchange Agent of its election to pay cash or deliver Reference Shares, or a combination of the foregoing, by no later than 9:30 a.m., New York City time, on the Trading Day next following the applicable Exchange Date. The Exchange Agent shall notify an exchanging Holder of the Company's election under this Section 209(b) prior to 10:00 a.m., New York City time, on the next Trading Day after the Exchange Date.

         (c) To exchange a Debenture a Holder must (a) in the case of a Debenture held through the Depository, surrender such Debenture for exchange through book-entry transfer into the account of the Exchange Agent, transmit an agent's message requesting such exchange and comply with such other procedures of the Depository as may be applicable in the case of an exchange and (b) in the case of a Debenture held in certificated form, (i) complete and manually sign the Notice of Exchange attached to the Debenture (or complete and sign a facsimile of the Notice of Exchange) and deliver such Notice of Exchange to the Exchange Agent, (ii) surrender the Debenture to the Exchange Agent, (iii) furnish appropriate endorsements and transfer documents, if required by the Exchange Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. An exchange shall be deemed to have been effected at 5:00 p.m., New York City time, on the Exchange Date. The delivery of a Notice of Exchange or, in the case of book-entry, an agent's message requesting exchange, shall be irrevocable. A Holder may exchange a portion of its Debentures only if the portion is $1,000 Original Principal Amount or an integral multiple thereof. Following the Exchange Date for an exchange of Debentures, all rights of the Holder with respect to such Debentures shall cease, except for the right of such Holder to receive 100% of the Exchange Market Value, subject to adjustment pursuant to Section 218 in respect of any Premium Adjustments (but without interest thereon), of the Reference Shares attributable to such Debentures.

         (d) By 10:00 a.m., New York City time, on each Trading Day following receipt by the Exchange Agent of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent's DTC participant account, or following receipt of a complete manually signed Notice of Exchange and receipt of certificated Debentures from a Holder, the Exchange Agent shall notify the Company of the principal amount of Debentures which has been tendered. When the Exchange Market Value has been determined, the Company shall deliver an Officers' Certificate to the Trustee setting forth the exact amount to be paid or the amount of Reference Shares to be delivered to the tendering Holder and shall deposit such amount with the Exchange Agent (except that if the Company elects to deliver Reference Shares in certificated form, the Company shall act as its own Paying Agent as to such shares). Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay DTC as soon as practicable or, in the cases of Debentures that are held in certificated form, as directed by the tendering Holder. Where the Company acts as its own Paying Agent with respect to certificated Reference Shares, it shall deliver them (i) as directed by the relevant participants of the Depositary, as identified by the Depositary, or (ii) to or at the direction of tendering Holders of Debentures.

         (e) In the case of any exchange made during the period from (but excluding) a Regular Record Date for any Interest Payment Date to (but excluding) such Interest Payment Date, the Holder shall tender funds equal to the interest and any Additional Distribution payable on such Interest Payment Date.

         (f) The right to exchange Debentures pursuant to this Section 209 shall terminate at 5:00 p.m., New York City time, (i) in the case of Stated Maturity of the principal amount of the Debentures, on the Trading Day immediately preceding such Stated Maturity and (ii) in the case of an optional redemption, on the Trading Day immediately preceding the Redemption Date. A Holder's right to exchange Debentures under this Section 209 shall further be subject to termination by the Company (i) in connection with the payment of the Debentures at Stated Maturity, during the period set forth in the penultimate sentence of Section 206(b), (ii) in connection with optional redemption, during the period set forth in clause (i) of Section 208(a), provided, that any such termination shall only apply to Debentures that have been called for redemption, (iii) in connection with a Tax Event Redemption, during the period set forth in Section 208(b), (iv) in connection with a Share Event Redemption, during the period set forth in Section 208(c) and (v) in connection with an Excess Borrow Cost Redemption, during the period set forth in Section 208(d).

         (g) If more than $1,000,000 aggregate Original Principal Amount of Debentures are tendered for exchange on any given date, the Company shall give notice of such event to the Trustee and the Trustee shall give notice thereof to DTC for distribution through its broadcast facility.

         Section  210. Distributions of Reference Shares or Other Securities.

         (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Reference Shares or in connection with an Extraordinary Additional Distribution pursuant hereto; provided, however, that the

Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in delivery of such property to a name other than that in which the Debentures were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         (b) The Company hereby warrants that upon delivery of any Reference Shares or any securities in connection with any Extraordinary Additional Distribution pursuant to this Supplemental Indenture, the Holder of a Debenture shall receive all rights held by the Company in the securities to be delivered, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed thereon by the prior owner thereof prior to the time acquired by the Company. In addition, the Company further warrants that any securities to be delivered hereunder shall be free of any transfer restrictions under federal or state securities laws (other than such as are solely attributable to any Holder's status as an affiliate of the issuer of such securities).

         Section  211. Balance of Final Period Distribution Payment.

         (a) In the case of a Final Period Distribution within the meaning of clause (b) of the definition of "Final Period Distribution," the Company shall pay such Final Period Distribution to the Holders of Debentures that have been repaid in accordance with the first sentence of Section 204(b) or redeemed in accordance with Section 208(a)(ii), (b), (c) or (d) as of a special record date which shall be the 10th Business Day after the date of the payment of the relevant Extraordinary Distribution by the applicable Reference Company; and such payment shall be distributed on the 10th Business Day following such special record date. The Company shall give notice regarding such distribution to the Trustee in accordance with the provisions of Section 206(f).

         (b) In the event that the applicable Reference Company fails to make the Extraordinary Distribution referred to in subsection (a) above at the time or in the amount expected, the Company shall pursue any claim it has against such Reference Company, whether as a securityholder or otherwise, on behalf of the Holders of Debentures. Reasonable costs of such actions by the Company may be deducted from the amount of any Extraordinary Distribution before any distribution is made to Holders of Debentures pursuant to Section 211(a).

         Section  212. Denominations.

         The Debentures shall be issued in denominations of $1,000 and integral multiples in excess thereof.

         Section  213. Applicability of Certain Original Indenture Provisions.

         Section 402 of the Original Indenture, relating to defeasance and covenant defeasance, shall not be applicable to the Debentures.

         Section  214. Security Registrar and Paying Agent.

         The Trustee shall be the initial Paying Agent and initial transfer agent for the Debentures (subject to the Company's right (subject to Section 1002 of the Original Indenture) to remove the Trustee as such Paying Agent and/or transfer agent and, from time to time, to designate one or more co-registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Debentures.

         Section  215. Global Debentures.

         (a) The Debentures shall be issued in the form of one or more temporary or global Debentures. The initial Depository for the global Debentures shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Debentures from time to time.

         (b) Rule 144A Debentures. Debentures initially offered and sold in reliance on Rule 144A to Qualified Institutional Buyers (as such term is defined in Rule 144A) shall be issued in the form of permanent global Debentures in definitive fully registered form without interest coupons, substantially in the form of Exhibit A-1 (a "Rule 144A Debenture"). Each Rule 144A Debenture shall be deposited on behalf of the purchasers of the Debentures represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of a Rule 144A Debenture may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

         (c) Temporary Regulation S Debentures; Permanent Regulation S Debentures. Debentures initially offered and sold in reliance on Regulation S shall be issued in the form of temporary global Debentures in definitive fully registered form without interest coupons, substantially in the form of Exhibit A-2 (a "Temporary Regulation S Debenture"). Each Temporary Regulation S Debenture shall be deposited on behalf of the purchasers of the Debentures represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel. After the expiration of the Restricted Period, each Temporary Regulation S Debenture will be exchanged for a permanent global Debenture, substantially in the form of Exhibit A-3 (a "Permanent Regulation S Debenture"). Until the expiration of the Restricted Period, interests in a Temporary Regulation S Debenture may only be held by agent members of Euroclear and Cedel. During the Restricted Period, interests in a Temporary Regulation S Debenture may be exchanged for interests in a Rule 144A Debenture. The aggregate principal amount of a Temporary Regulation S Debenture and a Permanent Regulation S Debenture may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as provided herein.

         The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to any global Debenture insofar as interests in such global Debenture are held by the agent members of Euroclear or Cedel. Account holders or participants in Euroclear and Cedel shall have no rights under the Indenture with respect to such global Debenture, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Debenture.

         (d) The Rule 144A Debentures, the Temporary Regulation S Debentures and the Permanent Regulation S Debentures will be exchangeable for certificated Debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Rule 144A Debentures, the Temporary Regulation S Debentures and the Permanent Regulation S Debentures, (ii) the Depository ceases to be a clearing agency under the Securities Exchange Act, (iii) the Company in its sole discretion determines that the Rule 144A Debentures, the Temporary Regulation S Debentures and the Permanent Regulation S Debentures shall be exchangeable for certificated Debentures or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debentures. Upon such exchange, the certificated Debentures shall be registered in the names of the beneficial owners of the Rule 144A Debentures which they have replaced; such names shall be provided to the Trustee by the relevant participants of the Depository, as identified by the Depository.

         Section  216. Sinking Fund.

         The Debentures shall not be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.

         Section  217. Amendments to Certain Sections of the Original
Indenture.

         (a)      The amendments to the Original Indenture contained in this
Section 217 shall apply only to the series of Debentures established pursuant to this Fourth Supplemental Indenture.

         (b) Clause (1) of Section 501 of the Original Indenture is hereby amended by adding the words "or distributions" following the word "interest" on the first and third lines and the words "(including any Special Payment Adjustment)" following the word "Series" on the second line thereof.

         (c) A new clause (3) is hereby added to Section 501 of the Original Indenture, to read as follows, and existing clauses (3) through (9) are renumbered accordingly and all references in the Original Indenture to existing clauses (3) through (9) are renumbered accordingly:

                           (3) failure of the Company to comply with its
                  obligations to deliver cash or Reference Shares in exchange for Debentures pursuant to Section 209 of the Fourth Supplemental Indenture.

         (d) The first paragraph of Section 502 of the Original Indenture is hereby amended by adding the words "(including any Special Payment Adjustment)" following the word "interest" in the eighth line thereof.

         (e) Clauses (1) and (2) of the second paragraph of Section 502 of the Original Indenture are hereby amended by adding the words "and distributions" following the word "interest" in the second line of each such clause.

         (f) Clause (1) of Section 902 of the Original Indenture is hereby amended by adding the words "or distributions" following the word "interest" on the second line and the words "(including any Special Payment Adjustment)" following the word "Series" on the second line of such clause.

         (g) Section 902 of the Original Indenture is hereby further amended by adding a new clause (5), to read as follows:

                           (5) reduce the amount of cash or Reference Shares
                  deliverable upon exchange of the Debentures.

         (h) Unless the context otherwise requires, all references to payment of principal in the Original Indenture shall include the payment of the Maturity Repayment Amount, and all references to payment of interest shall include Additional Distributions and any Special Payment Adjustment.

         Section  218. Adjustment for Excess Borrow Costs.

         (a) If, during the Borrow Period, the Determination Agent determines that an Excess Borrow Cost Period exists for any quarter ended February 15, May 15, August 15 or November 15, then the Company, at its election, must either:

                  (i) effective as of the first day of the next succeeding quarter, apply a Premium Adjustment to the Exchange Market Value or the Current Market Value of the Reference Shares attributable to each Debenture, as applicable, upon (i) any optional or mandatory redemption of such Debenture pursuant to Section 208, (ii) any exchange of such Debenture by the Holder thereof pursuant to Section 209 and (iii) any payment for such Debenture at Stated Maturity or upon any acceleration of the maturity of such Debenture pursuant to
         Section 204; or

                  (ii) for the next succeeding quarter, pay a Special Payment Adjustment on each Debenture;

provided, however, that the Company shall not be required to effect a Premium Adjustment or a Special Payment Adjustment, of any combination thereof, more than eight times.

         (b) If the Company elects to make a Premium Adjustment in respect of an Excess Borrow Cost Period, such Premium Adjustment shall be added to any Premium Adjustments elected by the Company in respect of earlier Excess Borrow Cost Periods.

         (c) If the Company elects to pay a Special Payment Adjustment, the amount payable as a result of such adjustment shall be paid by the Company on the next succeeding Interest Payment Date after (or on the last day of) the quarter in respect of which such payment is made. If the Company elects to pay a Special Payment Adjustment in respect of an Excess Borrow Cost Period and, prior to the payment thereof on the succeeding Interest Payment Date, effects an optional or mandatory redemption of Debentures pursuant to Section 208 or repays the Debentures upon any acceleration of the maturity of the Debenture pursuant to Section 204, the amount of the Special Payment Adjustment required to paid in connection with such redemption or repayment shall be equal to the amount of the Special Payment Adjustment that would have been payable on such succeeding Interest Payment Date. If the Company notifies Holders of Debentures of the Company's election to redeem the Debentures pursuant to Section 208(d) and after the giving of such notice, and prior to the related Redemption Date, an Excess Borrow Cost Period occurs, then the Company shall become obligated to pay a Special Payment Adjustment in respect of such Excess Borrow Cost Period (in addition to any Special Payment Adjustment that may be payable on such Redemption Date in respect of an earlier Excess Borrow Cost Period).

         (d) Upon any election pursuant to this Section 218, the Company will give notice of such election to the Trustee and will promptly issue a press release giving notice of its election to make a Premium Adjustment or to pay a Special Payment Adjustment and will deliver such press release to DTC for dissemination through the DTC broadcast facility.


                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fourth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Fourth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

                            LIBERTY MEDIA CORPORATION



                            By:
                                -----------------------------------------------
                                   Name:  Charles Y. Tanabe
                                   Title: Senior Vice President and
                                            General Counsel


                            THE BANK OF NEW YORK, as Trustee



                            By:
                                -----------------------------------------------
                                   Name:  Walter N. Gitlin
                                   Title: Vice President

              EXHIBITS A-1 THROUGH A-4 ARE INTENTIONALLY OMITTED.


                                       )

                                                                     EXHIBIT B





                          FORM OF TRANSFER CERTIFICATE
               FOR EXCHANGE OR TRANSFER FROM RULE 144A DEBENTURE
                      TO TEMPORARY REGULATION S DEBENTURE



The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re:      Liberty Media Corporation
                           $750,000,000 3 3/4% Senior Exchangeable Debentures due 2030 (the "Debentures")

         Reference is hereby made to the Indenture dated as of July 7, 1999, between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Fourth Supplemental Indenture, dated as of February 10, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This Certificate relates to ______________ Original Principal Amount of Debentures represented by a beneficial interest in the Rule 144A Debenture (CUSIP No.____) held through the Depository by or on behalf of _____________ as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Regulation S Debenture (CUSIP (CINS) No._____) to be held with [Euroclear] [Cedel] (ISIN Code _____) (Common Code _____) through the Depository.

         In connection with such request and in respect of such Debentures, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Debentures and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

         (1) the offer of the Debentures was not made to a person in the United States;

         (2)      either:  (A)      at the time the buy order was originated,
                                    the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                           (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository through Euroclear or Cedel or both (Common Code ____ (ISIN Code _____)).

         This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchaser of the Debentures being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                           [Insert Name of Transferor]



                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


Dated:
       ----------------------------



cc:  Liberty Media Corporation

                                                                     EXHIBIT C


                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                      OR EXCHANGE FROM RULE 144A DEBENTURE
                      TO PERMANENT REGULATION S DEBENTURE


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re:      Liberty Media Corporation
                           $750,000,000 3 3/4% Senior Exchangeable Debentures due 2030 (the "Debentures")

         Reference is hereby made to the Indenture dated as of July 7, 1999, between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Fourth Supplemental Indenture, dated as of February 10, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This Certificate relates to ______________ Original Principal Amount of Debentures represented by a beneficial interest in the Rule 144A Debenture (CUSIP No.____) held through the Depository by or on behalf of ____________ as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its interest for an interest in the Permanent Regulation S Debenture (CUSIP (CINS) No. [____]) to be held by [Euroclear][Cedel] (ISIN Code _______) (Common Code) through the Depositary.

         In connection with such request and in respect of such Debentures, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Debentures and that, with respect to transfers made in reliance on Regulation S under the Securities Act:

         (1) the offer of the Debentures was not made to a person in the United States;

         (2)      either:  (A)      at the time the buy order was originated,
                                    the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                           (B) the transaction was executed in, on or through the facilities of, a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchaser of the Debentures being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                       [Insert Name of Transferor]



                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:


Dated:
       -----------------------------



cc:      Liberty Media Corporation

                                                                     EXHIBIT D





                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                 EXCHANGE FROM TEMPORARY REGULATION S DEBENTURE
                             TO RULE 144A DEBENTURE


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286

                  Re:      Liberty Media Corporation
                           $750,000,000 3 3/4% Senior Exchangeable Debentures due 2030 (the "Debentures")

         Reference is hereby made to the Indenture dated as of July 7, 1999 between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Fourth Supplemental Indenture, dated as of February 10, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This Certificate relates to ______________________________________
Original Principal Amount of Debentures which are held in the form of the Temporary Regulation S Debenture (CUSIP No. ___) with [Euroclear/Cedel] (ISIN Code [___]) (Common Code [___]) through the Depository by or on behalf of _____________ as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its interest in the Debentures for an interest in the Rule 144A Debenture (CUSIP NO. [___]).

         In connection with such request, and in respect of such Debentures, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Debentures for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

         This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchaser of the Debentures being transferred.

                                       [Insert Name of Transferor]


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:




Dated:
       ----------------------------

cc:      Liberty Media Corporation

                                                                     EXHIBIT E


                      FORM OF CLEARING SYSTEM CERTIFICATE


                  Re:      Liberty Media Corporation
                           $750,000,000 3 3/4% Senior Exchangeable Debentures due 2030 (the "Debentures")


         Reference is hereby made to the Indenture dated as of July 7, 1999 between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Fourth Supplemental Indenture, dated as of February 2, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture, as of the date hereof, $___________ aggregate Original Principal Amount of Debentures represented by the Temporary Regulation S Global Debenture is owned by (a) non-U.S. Persons or (b) U.S. Persons who purchased such Debentures in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. Person" has the meaning given to it by Regulation S under the Securities Act.(1)

         We further certify (i) that we are not making available herewith for payment of interest any portion of a Temporary Regulation S Global Debenture excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the Temporary Regulation S Global Debenture submitted herewith for payment of interest are no longer true and cannot be relied upon as the date hereof.




------------------------------

(1) Note: Unless Morgan Guaranty Brussels and Cedelbank are otherwise informed by the Initial Purchaser or the Trustee, the Standard Long-Form Certification set out in the Operating Procedures of Euroclear will be deemed to meet the requirements of this sentence.

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                 Yours faithfully,


                                 [MORGAN GUARANTY TRUST COMPANY OF
                                 NEW YORK, Brussels office, as
                                 operator of the Euroclear System]
                                 or
                                 [CEDELBANK]



                                 By:
                                     ---------------------------------


       --------------------(2)
Dated:











----------------------------


(2) Not earlier than 15 days prior to the relevant Interest Payment Date or Redemption Date, as the case may be.

                                                                      EXHIBIT F


                  FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

                  Re:      Liberty Media Corporation
                           $750,000,000 3 3/4% Senior Exchangeable Debentures due 2030 (the "Debentures")

         Reference is hereby made to the Indenture dated as of July 7, 1999 between THE BANK OF NEW YORK (the "Trustee") and LIBERTY MEDIA CORPORATION (the "Company") (as supplemented by the Fourth Supplemental Indenture, dated as of February 10, 2000, between the Company and the Trustee, the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Debentures in transactions which did not require registration under the Securities Act of 1933, as amended (the "Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

         We undertake to advise you promptly by tested telex or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Debentures held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to $______________ of such interest in the above Debentures in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Debentures (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


Date:                  (3)
      -----------------                      By:
                                                  -----------------------------

         As, or as agent for, the beneficial owner(s) of the Debentures to which this certificate relates.






------------------------
(3) Not earlier than 15 days prior to the certification event to which the certification relates.

                                                                      EXHIBIT G




                          [FORM OF NOTICE OF EXCHANGE]



The Bank of New York
101 Barclay Street
New York, NY 10286


                  Re: $750,000,000 3 3/4% Senior Exchangeable Debentures due 2030 (the "Debentures")


Gentlemen:


         The undersigned Holder of debentures hereby gives notice of its intention to exchange $______________ aggregate Original Principal Amount of Debentures. This notice, once delivered to the Exchange Agent, is irrevocable.

         If Reference Shares or any other securities are to be delivered as part of this exchange, they should be delivered to:


         If cash is to be paid as part of this exchange, it should be sent to:


         Any communication to the Holder in connection with this exchange should be directed to:





                                             Very truly yours,

                                             [Name of Holder]


                                             By:
                                                  -----------------------------
                                                  Name:
                                                  Title:




Date of Notice of Exchange:


                                      G-1